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                                                                    Exhibit 10.9




                                 AMENDMENT NO. 1

                                       TO

                     REVOLVING CREDIT AND SECURITY AGREEMENT

         THIS AMENDMENT NO. 1 (this "AMENDMENT") is entered into as of June 1, 2001, by and among DISCOVERY TOYS, INC., a California corporation ("BORROWER"), PNC BANK, NATIONAL ASSOCIATION ("PNC"), the undersigned financial institutions which are now or which hereafter become a party to the Loan Agreement (collectively, the "LENDERS" and individually, a "LENDER"), and PNC as agent for Lenders (PNC, in such capacity, "AGENT").

                                   BACKGROUND

         Borrower, Agent and Lenders are parties to a Revolving Credit and Security Agreement dated as of June 1, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "LOAN AGREEMENT") pursuant to which Agent and Lenders provide Borrower with certain financial accommodations.

         Borrower has requested that Agent and Lenders (i) consent to Sale of Stock (as defined below) and (ii) amend provisions of the Loan Agreement as hereafter provided. Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

         NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2. AMENDMENT TO LOAN AGREEMENT. Subject to satisfaction of the conditions precedent set forth in Section 6, the Loan Agreement is hereby amended as follows:

         (a)      Section 1.2 is amended as follows:

                  (i) the following defined terms are added in their appropriate alphabetical order:

                  "AMENDMENT NO. 1" shall mean Amendment No. 1 to Revolving Credit and Security Agreement, dated as of June 1, 2001, by and among Borrower, Agent and Lenders.

                  "GUARANTOR" shall mean Discovery Toys, L.L.C., a New Jersey limited liability company.

                  "GUARANTY" shall mean that certain Limited Guaranty, dated as of June 1, 2001, executed by Guarantor.


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                  "SEASONAL OVERADVANCE AMOUNT" shall mean $1,250,000 during the
                  Seasonal Overadvance Period and $0 at all other times.

                  "SEASONAL OVERADVANCE PERIOD" shall mean the period commencing on June 1, 2001 and ending on December 31, 2001.

                  (ii) the following defined terms are amended in their entirety to provide as follows:

                  "REVOLVING INTEREST RATE" shall mean, other than during the Seasonal Overadvance Period, an interest rate per annum equal to the sum of the Alternative Base Rate plus one and one-half of one percent (1 1/2%). During the Seasonal Overadvance Period, the Revolving Interest Rate shall mean an interest rate per annum equal to the sum of the Alternative Base Rate plus two and one-half percent (2 1/2%).

                  "TERM" shall mean the Closing Date through May 31, 2003.

                  (b) Section 2.1(a)(y) is amended in its entirety to provide as follows:

                  "(y) an amount equal to the sum of:

                           (i) up to 85%, subject to the provisions of Section 2.1(b) hereof ("RECEIVABLES ADVANCE RATE"), of Eligible Receivables, PLUS

                           (ii) 55%, subject to the provisions of Section 2.1(b) hereof ("INVENTORY ADVANCE RATE"), of the value of the Eligible Inventory (the Receivables Advance Rate and the Inventory Advance Rate shall be referred to collectively as the "ADVANCE RATES") in the aggregate at any time, PLUS

                           (iii) the Seasonal Overadvance Amount, PLUS

                           (iv) the product of the aggregate amount of outstanding documentary Letters of Credit times the Inventory Advance Rate, MINUS

                           (v) the aggregate amount of outstanding Letters of Credit, MINUS

                           (vi) such reserves as Agent may reasonably deem proper and necessary from time to time.

                  The amount derived from (x) the sum of Sections
                  2.1(a)(y)(i),(ii),(iii) and (iv) MINUS (y) Section 2.1(a)(y)(vi) at any time and from time to time shall be referred to as the "FORMULA AMOUNT." The Revolving Advances shall be

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                  evidenced by secured promissory notes (collectively, the
                  "REVOLVING CREDIT NOTE") substantially in the form attached hereto as EXHIBIT 2.1(A)."

                  (c) Section 6.5 is amended in its entirety to provide as follows:

                  "AVAILABILITY. Maintain an Undrawn Availability of at least $2,000,000 at all times, other than during the period commencing upon the date of the effectiveness of Amendment No. 1 and ending upon January 1, 2002."

                  (d) Section 7.7 is amended in its entirety to provide as follows:

                  "DIVIDENDS. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of Borrower; PROVIDED, HOWEVER, on or before July 16, 2001, Borrower may (i) redeem the shares of Borrower owned by Avon, and (ii) make a cash dividend distribution to its shareholders, in an amount not to exceed $6,000,000 in the aggregate for clauses (i) and (ii)."

3. ACCOMMODATION FEE. To induce Lender to enter into this Amendment, Borrower hereby agrees to pay Agent an accommodation fee of $175,000 (the "ACCOMMODATION FEE"). This fee is due and fully earned on the date hereof and Agent shall, without making demand, charge this fee to Borrower's Account.

4. CONSENT TO AMENDMENT TO SUBORDINATED NOTE. Subject to satisfaction of the conditions precedent set forth in Section 6 and subject to Agent receiving an executed copy of the agreement between Avon and Borrower which amends the maturity date of the Subordinated Note to June 30, 2003, which shall be in form and substance satisfactory to Agent and its counsel, Agent hereby consents to the change of the final maturity date of the Subordinated Note from January 15, 2006 to June 30, 2003 and hereby waives any Default or Event of Default which may arise or result from such change to the Subordinated Note.

5.       CONSENT TO STOCK PURCHASE DOCUMENTATION.

         (a) Subject to satisfaction of the conditions precedent set forth in
Section 6 and subject to Agent receiving an executed copy of the Stock Purchase Agreement (defined below), which shall be in form and substance satisfactory to Agent and its counsel, Agent hereby consents to the Change of Ownership arising due to the sale of stock (the "Sale of Stock") by the shareholders of Borrower to dreamlife, inc., ("dreamlife") as contemplated by the Stock Purchase Agreement to be entered into between dreamlife, Borrower and all of the holders of the issued and outstanding capital stock of Borrower (the "Stock Purchase Agreement") and all other documents to be executed in connection therewith (collectively, with the Stock Purchase Agreement, the "Stock Purchase Documents"), and hereby waives any Default or Event of Default which may arise or result from the execution of the Stock Purchase Documents.


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         (b) Upon the execution of the Stock Purchase Documents and the occurrence of the Sale of Stock as contemplated thereunder, the Loan Agreement shall be further amended as follows:

                  (i) Section 1.2 shall be amended such that the following defined terms are added in their appropriate alphabetical order:

                  "DREAMLIFE" shall mean dreamlife, inc., a Delaware corporation.

                  "STOCK PURCHASE AGREEMENT" shall mean the Stock Purchase Agreement entered into between dreamlife, Borrower and all of the holders of the issued and outstanding capital stock of Borrower, a copy of which has been furnished to Lender."

                  (ii) Section 1.2 shall be further amended by amending the term "Original Owner" in its entirety to provide as follows:

                  "ORIGINAL OWNER" shall mean dreamlife.

                  (iii) Section 5.18 is amended in its entirety to provide as follows:

                  "DELIVERY OF ACQUISITION AGREEMENT AND STOCK PURCHASE AGREEMENT. Agent has received complete copies of the Acquisition Agreement and Stock Purchase Agreement (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, except as set forth in the documents delivered to Agent nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent."

                  (iv) Section 6.9 is amended in its entirety to provide as follows:

                  "Enforce all of its material rights under the Acquisition Agreement and the Stock Purchase Agreement and the documents executed in connection therewith including, but not limited to, all indemnification rights and pursue all material remedies available to it with diligence and in good faith in connection with the enforcement of any such rights."

                  (v) Section 7.8 is hereby amended by (i) deleting the "and" before clause (iii), and (ii) adding at the end thereof "; and (iv) the Subordinated Loan".

                  (vi) A new Section 7.18 is hereby added which provides as follows:


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                  "7.18 SUBORDINATED LOAN. At any time, directly or indirectly,
                  (a) pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on, or premium payable in connection with the repayment or redemption of the Subordinated Note other than to the extent payment is due upon maturity of the Subordinated Note, or (b) enter into any material amendment or modification of the Subordinated Note."

                  (vii) Section 9.9 is amended in its entirety to provide as follows:

                  "Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, (i) copies of such financial statements, reports and returns as Borrower shall send to its stockholders generally and (ii) copies of all notices sent pursuant to the Acquisition Agreement and Stock Purchase Agreement."

                  (viii) Article X is amended by changing the period at the end of Section 10.17 to "; and" and adding a new Section 10.18 which shall provide as follows:

                  "10.18 Two of the following three individuals shall cease to have the authority, through membership on the board of directors of Borrower or dreamlife, or holding a senior executive position with Borrower, to direct the business operations of Borrower: William Walsh, Anthony Calandra and James Cascino."

         6. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective upon satisfaction of the following conditions precedent on or before June 29, 2001: Agent shall have received (i) four (4) copies of this Amendment executed by Borrower and Lenders; (ii) four (4) copies of the Guaranty executed by Guarantor; (iii) the Accommodation Fee; and (iv) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

         7. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants as follows:

         (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

         (b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

         (c) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.


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         8. EFFECT ON THE LOAN AGREEMENT.

         (a) Upon the effectiveness of SECTION 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

         (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

         (c) Except as set forth in Sections 4 and 5 hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

         9. GOVERNING LAW. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

         10. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         11. COUNTERPARTS; FACSIMILE. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.



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         IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                                         DISCOVERY TOYS, INC., as Borrower


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                         PNC BANK, NATIONAL ASSOCIATION, as
                                         Agent and Lender


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


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